UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2017
Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 30, 2017, Fiesta Restaurant Group, Inc. (“Fiesta”), as borrower, and certain subsidiaries of Fiesta as guarantors (the “Guarantors”), entered into a Credit Agreement dated as of November 30, 2017 (the “Loan Agreement”) with a syndicate of lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (the “Administrative Agent”) as administrative agent and a Lender, Wells Fargo Bank, National Association ("Wells Fargo") as syndication agent and a Lender, and JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint lead bookrunners and joint lead arrangers, as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

In connection with the Loan Agreement, on November 30, 2017, Fiesta and the Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) with the Administrative Agent, as administrative agent for the Lenders party to the Loan Agreement. Pursuant to the Security Agreement, Fiesta and the Guarantors pledged and granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a lien on and security interest in all of the right, title and interest in substantially all of the assets of Fiesta and the Guarantors, subject to certain exceptions specified therein. In addition, under the Security Agreement all of the outstanding capital stock of the direct and indirect subsidiaries of Fiesta was pledged as security to the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 30, 2017, Fiesta terminated the (i) Credit Agreement (the "Prior Loan Agreement"), dated as of December 11, 2013, among Fiesta, certain subsidiaries of Fiesta, the lenders party thereto and Wells Fargo as administrative agent and a lender and (ii) Security Agreement dated as of December 11, 2013 among Fiesta, certain subsidiaries of Fiesta and Wells Fargo.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 30, 2017, Fiesta and the Guarantors entered into the Loan Agreement. The Loan Agreement provides for a revolving credit facility of up to $150.0 million (including a sublimit of up to $15.0 million for letters of credit). The Loan Agreement also provides that Fiesta has the right to request the Lenders (although they are under no obligation to make any such loans) or other potential lenders for incremental revolving credit borrowing increases of up to $50 million, in the aggregate, in accordance with the terms specified in the Loan Agreement. The Loan Agreement matures on November 30, 2022. Fiesta used initial borrowings under the Loan Agreement (i) to repay outstanding revolving credit borrowings under the Prior Loan Agreement, (ii) to pay related fees and expenses in connection with the Loan Agreement and (iii) for general corporate purposes. Fiesta made a revolving credit borrowing in the amount of $75,000,000 under the Loan Agreement at closing on November 30, 2017 (the "Closing Date").

Borrowings under the Loan Agreement will bear interest at a rate per annum, at Fiesta’s option, of (i) the Alternate Base Rate (as defined in the Loan Agreement) plus the applicable margin of 0.75% to 1.50% based on Fiesta’s Adjusted Leverage Ratio (as defined in the Loan Agreement), with a margin of 1.25% as of the Closing Date or (ii) the Adjusted LIBO Rate (as defined in the Loan Agreement) plus the applicable margin of 1.75% to 2.50% based on Fiesta’s Adjusted Leverage Ratio, with a margin of 2.25% as of the Closing Date.

Fiesta’s obligations under the Loan Agreement are secured by substantially all of the assets of Fiesta and the Guarantors (including a pledge of all of the capital stock and equity interests of the Guarantors) pursuant to the Security Agreement other than certain specified assets, including real property owned by Fiesta or the Guarantors.

The outstanding borrowings under the Loan Agreement are prepayable without penalty (other than customary breakage costs). The Loan Agreement contains certain covenants, including, without limitation, those limiting Fiesta’s and the Guarantors’ ability to, among other things, incur indebtedness, incur liens, sell or acquire assets or businesses, change the character of its business in any material respects, engage in transactions with related parties, make certain investments, make certain restricted payments or pay dividends. In addition, the Loan Agreement requires Fiesta to meet certain financial ratios, including a Fixed Charge Coverage Ratio and Adjusted Leverage Ratio (all as defined under the Loan Agreement).

Under the Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, certain judgments or upon the occurrence of a change of control (as specified therein).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and the Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Credit Agreement, dated as of November 30, 2017, among Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Pledge and Security Agreement, dated as of November 30, 2017, among Fiesta Restaurant Group, Inc., the guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: December 4, 2017

By:	/s/ Lynn Schweinfurth
Name:	Lynn Schweinfurth
Title:	Senior Vice President, Chief Financial Officer and Treasurer

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